DLH Reduces Debt and Amends Credit Facility

Debt Paid Down to $154.6 million at End of Fourth Quarter

ATLANTA, November 13, 2024 -- DLH Holdings Corp. (NASDAQ: DLHC) (“DLH” or the “Company”), a Russell 2000 company and leading provider of digital transformation and cyber security, science, research and development, and systems engineering and integration solutions to federal health IT and readiness agencies, today announced selected key metrics for the fiscal year ended September 30, 2024 and an amendment to its syndicated credit agreement.

Debt Reduction

Total debt at fiscal year-end was $154.6 million compared to $179.4 million as of September 30, 2023, reflecting a total reduction of $24.8 million during fiscal 2024 – including $11.9 million in the fourth quarter. As a result of the Company’s focus on eliminating debt through voluntary prepayments, all mandatory amortization payments for fiscal 2025 have been satisfied.

“DLH is committed to using its robust cash generation to reduce debt, strengthen the balance sheet, and lower interest expense,” said Kathryn JohnBull, DLH Chief Financial Officer. “We are pleased with our debt position at the end of fiscal 2024 and expect to continue using our operating cash flow to further de-lever our balance sheet.”

Amended Credit Facility

DLH has engaged with its lenders to negotiate an amendment to its credit agreement that modifies the financial covenants - specifically the Total Leverage Ratio and Fixed Charge Coverage Ratio - and borrowing capacity of the Company’s revolving loan. The modification of the financial covenants increases the maximum threshold on the Total Leverage Ratio and reduces the minimum threshold on the Fixed Charge Coverage Ratio for future quarters. In addition, the amendment aligns the revolver’s borrowing capacity with operational needs by reducing the maximum from $70 million to $50 million. There were no modifications to the maturity or pricing terms of the credit facility. The joint lead arrangers led the amendment efforts along with the DLH Board of Directors and executive management.

Management believes the amendment offers the Company flexibility to navigate the anticipated transition of a portion of its business base to set-aside, small business contractors, primarily the Department of Veterans Affairs’ Consolidated Mail Outpatient Pharmacy (“CMOP”) program.

“We are proud of the breadth and depth of our offerings, our expanded technology-enabled capabilities, and our highly credentialed workforce,” said Zach Parker, DLH President & CEO. “Because of our robust pipeline of new business opportunities, we continue to have confidence in our organic growth potential over the quarters to come. We appreciate the support our bank group has provided as we begin fiscal 2025.”

As the Company has not completed its year end annual close procedures and the audit of its 2024 financial statements is not complete, the financial information presented in this press release is preliminary, subject to final year end closing adjustments and may change materially. The information presented above has not been audited by the Company’s independent accountants, should not be considered a substitute for audited financial statements, and should not be regarded as a representation by DLH as to the actual financial results for the fiscal year ended September 30, 2024. DLH expects to release full audited financial results for its fiscal fourth quarter and year ended September 30, 2024, on December 5, 2024.

About DLH
DLH (NASDAQ: DLHC), a Russell 2000 company, enhances technology, public health, and cyber security readiness missions through science, technology, cyber, and engineering solutions and services. Our experts solve some of the most complex and critical missions faced by federal customers, leveraging digital transformation, artificial intelligence, advanced analytics, cloud-based applications, telehealth systems, and more. With over 2,800 employees dedicated to the idea that “Your Mission is Our Passion,” DLH brings a unique combination of government sector experience, proven methodology, and unwavering commitment to innovative solutions to improve the lives of millions. For more information, visit www.DLHcorp.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that refer to expectations, projections or other characterizations of future events or circumstances or that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans”, “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH’s actual results to differ materially from those indicated by the forward-looking statements. Forward-looking statements in this release include, among others, statements regarding estimates of future revenues, operating income, earnings and cash flow. These statements reflect our belief and assumptions as to future events that may not prove to be accurate. Our actual results may differ materially from such forward-looking statements made in this release due to a variety of factors, including: the risk that we will not realize the anticipated benefits of acquisitions (including anticipated future financial performance and results); the diversion of management’s attention from normal daily operations of the business and the challenges of managing larger and more widespread operations; the inability to retain employees and customers; contract awards in connection with re-competes for present business and/or competition for new business; our ability to manage our debt obligations; compliance with bank financial and other covenants; changes in client budgetary priorities; government contract procurement (such as bid and award protests, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the impact of inflation and higher interest rates; and other risks described in our SEC filings. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, as well as subsequent reports filed thereafter. The forward-looking statements contained herein are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry and business.
Such forward-looking statements are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements, except as may be required by law.

CONTACTS:

INVESTOR RELATIONS
Contact: Chris Witty
Phone: 646-438-9385
Email: cwitty@darrowir.com